UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2005

EMC CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	1-9853	No. 04-2680009
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

176 South Street, Hopkinton, MA	01748
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (508) 435-1000

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 20, 2005, the Compensation Committee of the Board of Directors of EMC Corporation (“EMC”) set 2006 annual base salaries for Joseph M. Tucci, Michael C. Ruettgers, William J. Teuber, Jr., David I. Goulden and David B. Wright, each of whom is an EMC named executive officer for 2004, at $1,000,000, $300,000, $600,000, $550,000 and $650,000, respectively. Such annual base salaries are the same for each named executive officer as in 2005, other than for Mr. Ruettgers, whose annual base salary has been reduced in connection with his employment arrangement with EMC as described below in Item 5.02.

The Compensation Committee also established bonus awards that may be earned for fiscal year 2006 under the EMC Corporation Executive Incentive Bonus Plan (the “Bonus Plan”) by Messrs. Tucci, Teuber, Goulden and Wright. The aggregate annualized target amounts of the 2006 bonuses that Messrs. Tucci, Teuber, Goulden and Wright may earn are $1,440,000, $400,000, $450,000 and $650,000, respectively, the same as the annualized target amounts of their 2005 bonuses. Each of these executives is eligible to receive semi-annual bonuses based on EMC’s profitability and quarterly bonuses based on a mix of EMC, business unit and individual financial, strategic, operational and other performance objectives. The performance goals and the weights assigned to them will vary among these executives depending on the individual’s role and responsibilities.

The actual bonus payments in 2006 may be less than or greater than the target amounts depending on certain factors. For the semi-annual bonuses and certain of the quarterly bonuses, actual bonus payments will be made based on the extent to which the goals are achieved, with potential upside for exceeding the goals and no payment being made unless a threshold percentage of the goals are achieved. Under certain other quarterly bonuses, actual bonus payments will be based on achievement of the executive’s goals and EMC’s overall bonus funding level for that quarter. The overall funding level will be based on the extent to which certain EMC financial and strategic objectives are achieved for that quarter.

The goals for the 2006 bonuses for Messrs. Tucci, Teuber, Goulden and Wright will be based on one or more of the performance criteria set forth in the Bonus Plan, filed as Exhibit 10.1 to our report on Form 8-K filed on February 2, 2005.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)	Resignation of Director

Effective December 31, 2005, Michael C. Ruettgers has resigned from the Board of Directors. Mr. Ruettgers will continue as a Senior Advisor to the EMC Board and management and has entered into an employment arrangement with EMC, effective January 1, 2006.

A copy of Mr. Ruettgers’ employment arrangement is attached hereto as Exhibit 10.1, and a copy of the press release announcing Mr. Ruettgers’ resignation is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

10.1	Employment arrangement with Michael C. Ruettgers dated October 20, 2005.

99.1	Press Release of EMC Corporation dated October 21, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC CORPORATION

By: /s/ Paul T. Dacier

        Paul T. Dacier

        Senior Vice President and

        General Counsel

Date: October 26, 2005

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment arrangement with Michael C. Ruettgers dated October 20, 2005.

99.1	Press Release of EMC Corporation dated October 21, 2005.